UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

NEOWARE, INC.
(Name of Registrant as Specified In Its Charter)

HEWLETT-PACKARD COMPANY
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News release

HP Strengthens Thin Client Computing Offering with Acquisition of Neoware, Inc.

Editorial contacts:

Mike Hockey, HP
+1 281 927 9379
mike.hockey@hp.com

Keith Schneck, Neoware, Inc.

+1 610 277 8300 x1072

kschneck@neoware.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

PALO ALTO, Calif., July 23, 2007 – HP today announced that it has signed a definitive merger agreement to purchase Neoware, Inc. (Nasdaq: NWRE), a provider of thin client computing and virtualization solutions, at a price of $16.25 per share, or an enterprise value (net of existing cash) of approximately $214 million on a fully diluted basis.

The acquisition is part of HP’s strategy to expand in growth markets and further its leadership in personal computing. Acquiring Neoware is intended to accelerate the growth of HP’s thin client business by boosting its Linux software, client virtualization and customization capabilities, expanding its regional sales footprint and broadening its hardware portfolio.

“Our objective is to become the preferred brand of thin clients and software for virtualized client computing,” said Kevin Frost, vice president, Business Desktops, Personal Systems Group, HP. “Thin clients are an important component in today’s overall computing strategy and play a critical role in HP’s virtualization strategy. Acquiring Neoware confirms our commitment to thin client computing and client virtualization solutions.”

Thin clients provide reduced maintenance costs, minimal application updates and a higher level of security compared to other desk-based computing products. The solid-state devices connect over a network to a server where all processing and storage takes place.

The transaction will combine the respective strengths of each company: Neoware’s Linux-based thin client solutions and software with HP’s thin clients based on Microsoft Windows® XPe and Windows CE and its virtualized client solutions, such as blade PCs, blade workstations, virtual desktop infrastructure and server-based computing. HP plans to leverage the acquisition to remain an industry leader in reducing its environmental footprint through reduced noise, power and packaging versus desktop PCs.

“Acquiring our company will further strengthen HP’s PC business as it extends its portfolio of remote client solutions and delivers secure, low-cost access to centralized personal computing,” said Klaus Besier, president and chief executive officer, Neoware Inc. “We are proud to be joining HP, where together we will continue to promote the shift to virtualized client computing.”

Following completion of the transaction, HP plans to integrate Neoware into the Business Desktop Unit of HP’s Personal Systems Group.

Under the terms of the merger agreement, Neoware stockholders will receive $16.25 for each share of Neoware stock that they hold at the closing of the merger. The acquisition is subject to a number of customary closing conditions, including regulatory approvals and the approval of Neoware’s stockholders. HP expects the closing to occur in the fourth quarter of calendar year 2007.

Media conference call

HP and Neoware plan to conduct a joint audio conference call today at 1 p.m. ET / 10 a.m. PT with media and analysts to discuss HP’s intent to acquire Neoware.

The call will be hosted by Kevin Frost, vice president of Business Desktops in the Personal Systems Group at HP, and Klaus Besier, president and chief executive officer, Neoware, Inc.

Dial-in phone number: +1 866 825 1692

Passcode: 45109820

About Neoware

Neoware Inc. (Nasdaq: NWRE) is a global provider of thin client computing solutions that allow organizations to cut costs by centralizing desktop management, alleviating threats of security breaches and reducing energy consumption. Forward-thinking companies enable their desktop virtualization strategies with Neoware’s desktop, laptop and software offerings.

Headquartered in King of Prussia, Pa., Neoware has offices in Europe and Asia.

About HP

HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $97.1 billion for the four fiscal quarters ended April 30, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

Note to editors: More news from HP, including links to RSS feeds, is available at www.hp.com/hpinfo/newsroom/.

Microsoft and Windows are U.S. registered trademarks of Microsoft Corp. Neoware is a trademark of Neoware, Inc.

Additional information and where to find it

Neoware intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Neoware. Before making any voting or investment decision with respect to the merger, investors and stockholders of Neoware are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Neoware with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of Neoware may obtain free copies of the documents filed with the SEC from Cameron

Associates, 1370 Avenue of the Americas, New York, NY 10019, +1 212 245 8800.

Participants in the solicitation

Neoware and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Neoware stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in the proxy statement on Schedule 14A for HP’s 2007 Annual Meeting of Stockholders filed with the SEC on Jan. 23, 2007. Information about Neoware’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Neoware’s 2006 Annual Meeting of Stockholders filed with the SEC on Oct. 30, 2006. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Neoware intends to file with the SEC.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Neoware’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s and Neoware’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Neoware’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein. 7/2007